Exhibit 10.11

                     AMENDMENT NO. 3 TO SUBLICENSE AGREEMENT

     THIS AMENDMENT NO. 3 TO SUBLICENSE AGREEMENT, (the "Amendment"), is made as of the 14th day of June, 2005, by and between COATES INTERNATIONAL, LTD., A Delaware corporation, having its principal offices located at 2100 Highway #34 & Ridgewood Road, Wall Township, New Jersey 07719-9738 ("SUBLICENSOR") and COATES MOTORCYCLE COMPANY, LTD., having its principal offices located at Central Avenue, Building 3 Farmingdale, New Jersey 07727 ( the "SUBLICENSEE").

                                   BACKGROUND

             WHEREAS, pursuant to a certain Sublicense Agreement, dated April 30, 2003 (the "Sublicense Agreement"), a certain Amendment No. 1 to Sublicense Agreement, dated March 5, 2004 ("Amendment No. 1") and a certain Amendment No. 2 to Sublicense Agreement, dated June 22, 2004 ("Amendment No. 2") SUBLICENSEE received certain exclusive licensing rights for motorcycle applications as defined therein from the SUBLICENSOR to make, use and sell combustion engines utilizing the CSRV Valve System as well as the rights to franchise and sublicense certain Patent Rights* and Technical Information* relating to Licensed Products* utilizing the CSRV Valve System* throughout the countries, their territories and possessions, of North America, Central America and South America (the "Territory");

               WHEREAS, pursuant to Amendment No. 1 and Amendment No. 2, SUBLICENSEE is obligated to register 1,000,000 shares of its common stock owned by SUBLICENSOR under applicable federal and state securities laws by August 1, 2004 in order that SUBLICENSOR may distribute such shares as a stock dividend to its shareholders of record;

               WHEREAS, in order to continue to preserve SUBLICENSOR'S rights to legally provide for the dividend and distribution of 1,500,000 common shares of SUBLICENSEE to its shareholders and to confirm their appropriate inclusion in SUBLICENSEE's current registration statement, the parties have agreed to extend the deadline to accomplish such registration from August 1, 2004 to October 30, 2005.

               NOW, THEREFORE, in consideration of the premises and covenants, and other good and valuable consideration, and the mutual promises of the performance of the undertakings set forth herein and the direct and indirect benefits to be derived by each of them, it is agreed by and among the SUBLICENSOR and SUBLICENSEE as follows:

     I. Amendment of Amendment No. 2.

          Subject to the terms and conditions set forth herein, SUBLICENSOR and SUBLICENSEE agree to amend Amendment No. 2 as follows:

     1. Article 5.1, subparagraph (d) shall be further amended by substituting the date "October 30, 2005" in lieu of the date "August 1, 2004".

     II. Ratification and Confirmation of Balance of Terms and Provisions of Sublicense Agreement, Amendment No. 1 and Amendment No. 2.

         SUBLICENSOR and SUBLICENSEE hereby ratify and confirm all of the terms and provisions of the Sublicense Agreement, Amendment No. 1 and Amendment No. 2 not expressly modified by this Amendment and incorporate by reference all of such terms and provisions into this Amendment as if set forth herein in their entirety.

          IN WITNESS WHEREOF, the SUBLICENSOR and SUBLICENSEE have executed this Amendment as of the day, month and year first above written.

                               SUBLICENSOR:

                               COATES INTERNATIONAL, LTD.

                                        By:   s/s George J. Coates
                                            ----------------------
                                           George J. Coates, President

                               SUBLICENSEE:

                               COATES MOTORCYCLE COMPANY, LTD.

                                        By:    /s/ Mark D. Goldsmith
                                            ------------------------
                                        Mark D. Goldsmith, President